AGREEMENT FOR CONVEYANCE OF EASEMENT

     THIS AGREEMENT FOR CONVEYANCE OF EASEMENT ("Agreement") is entered into as of September 29, 2000 ("Effective Date") between Bishop Powers, Ltd., a Colorado limited partnership ("Seller"), and the City of Colorado Springs, a Home Rule City and Municipal Corporation on behalf of its enterprise, Colorado Springs Utilities (collectively, the "City"), upon the basis of the following facts:

                                    RECITALS
                                    --------

     Seller is owner of the real property located in Colorado Springs, El Paso County, Colorado, and legally described on Exhibit A attached hereto and incorporated herein by reference ("Seller's Property"). As reflected on Exhibit A, Seller's Property is divided into a "North Tract" and a "South Tract". The City has an existing sewer line through Seller's Property located in an easement (the "Old Easement"), the legal description of which is set forth on Exhibit B attached hereto and incorporated herein by reference.

     The City has determined that it requires an additional easement through Seller's Property for the purpose of constructing a portion of the Sand Creek Sewer Line Project. The City has commenced an acquisition procedure for the easement required for the new sewer line. The parties have reached a negotiated settlement with respect to the easement, all as set forth in this agreement.

     Subject to the terms of this Agreement, Seller has agreed to grant and convey the Easements (as hereinafter described), to the City.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

     SECTION 1. SALE OF EASEMENT. Subject to the terms and conditions provided in this Agreement, Seller agrees to sell and the City agrees to purchase a permanent and construction easement in two phases, as follows:

     1.1 Phase One. The "Permanent Easement" and the "Construction Easement" (together, the "Phase 1 Easements") described in the "Easement Agreement No. 1" attached hereto as Exhibit C and incorporated herein.

     1.2 Phase Two. The "Permanent Easement" and the "Construction Easement" (together, the "Phase 2 Easements") described in the "Easement Agreement No. 2" attached hereto as Exhibit D and incorporated herein.

     SECTION 2. PURCHASE PRICE. The total purchase price to be paid by the City to Seller for the Phase 1 and Phase 2 Easements (together, the "New Easements") is $125,533.00 (the "Purchase Price"). The purchase price for the Phase 1 Easements shall be $8,332.50, and the purchase price for the Phase 2 Easements is $117,200.50. The Purchase Price will be paid by the City at Closing of the respective Phase (as hereinafter defined), in immediately available good funds.

     SECTION 3. TITLE MATTERS.

     3.1 Permitted Exceptions. Seller shall transfer and convey the New Easements free and clear of liens and encumbrances, except for taxes for the year of closing and current installments for special assessments. The City has examined the Title Documents hereinafter described and satisfied itself with respect to the status of title to the New Easements.

     3.2 Title Documents. The City has obtained, at the City's expense, the following title evidence covering the New Easements (collectively, the "Title Documents"):

         (a) Title Commitment. A title insurance commitment (the "Title Commitment") issued by the Security Title Guaranty Co. (the "Title Company") as Commitment No. EO53208A99-4, showing the status of record title to the New Easements, together with copies of all recorded documents referred to in the

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Title Commitment. The City may, at its expense, cause the owner's policy of title insurance to be issued to the City pursuant to the Title Commitment.

         (b) Tax Certificate. A certificate of taxes due covering the New Easements prepared by the Treasurer of El Paso County, Colorado.

         (c) Survey. A survey (the "Survey") of the Old Easement and the New Easements, prepared by The Sear-Brown Group, a licensed Colorado surveyor (the "Surveyor"). The Surveyor has prepared the legal description of the New Easements, as set forth in the Easement Agreements.

     SECTION 4. INSPECTION OF PROPERTY.

     4.1 Inspection . Prior to the Effective Date, the City has had the opportunity to inspect Seller's Property and the New Easements.

     SECTION 5. PAYMENT OF BALANCE OF APPRAISAL FEES. The City agrees to pay Seller, at the Phase 1 Closing, $793.50 as the pro-rata share of the remaining balance of the fees of Seller's appraiser.

     SECTION 6. CONDITION OF PROPERTY; DISCLAIMER OF WARRANTIES.

     6.1 As Is. Except as specifically set forth in this Agreement:

         (a) The City acknowledges and agrees that Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (i) the value, nature, quality or condition of the New Easements, including, without limitation, the water, soil and geology; (ii) the income to be derived from the New Easements; (iii) the suitability of the New Easements for any and all activities and uses which the City may conduct thereon; or, (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the New Easements; and Seller specifically disclaims any representations regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the New Easements, of asbestos or any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder.

         (b) The City further acknowledges and agrees that having been given the opportunity to inspect the New Easements, the City is relying solely on its own investigation of the Easements and not on any information provided or to be provided by Seller other than information referred to in this Agreement.

         (c) The City further acknowledges and agrees that to the maximum extent permitted by law, the conveyance of the New Easements as provided for herein is made on an "AS IS" condition and basis with all faults.

It is understood and agreed that the Purchase Price has been adjusted by prior negotiation to reflect that the New Easements are sold by Seller and purchased by the City subject to the foregoing.

     SECTION 7. DONATION OF LAND FOR PARK. Seller has proposed that it donate to the City the portion of the North Tract that is described in Exhibit E attached hereto and incorporated by reference (the "Park Parcel"). As of the Effective Date, the parties are in negotiations with respect to the conditions pursuant to which the Seller will donate and the City will accept for City park purposes, the Park Parcel. The parties shall cooperate with one another in a reasonable

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manner to the end that the donation of the Park Parcel is made to the City at the Phase 2 Closing, provided, however, that the grant of the New Easements pursuant to this Agreement shall not be conditioned on the City's acceptance of the donation of the Park Parcel. Each party shall cooperate in good faith with the other with respect to the matters described in this Section 7.

     SECTION 8. CLOSING.

     8.1 Closing Date. The closing ("Closing") of the purchase and sale of the New Easements shall occur at separate times for the Phase 1 and Phase 2 Easements as follows:

         (a) Phase 1 Closing. The Closing on the purchase and sale of the Phase 1 Easements (the "Phase 1 Closing") shall occur on September 29, 2000, at a place and time to be mutually agreed upon by the parties.

         (b) Phase 2 Closing. The Closing on the purchase and sale of the Phase 2 Easements (the "Phase 2 Closing") shall occur on a date and at a time and place mutually agreeable to the parties, but in any case, no later than January 31, 2001.

     8.2 The City's Obligations at Closing. In addition to delivery of the portion of the Purchase Price for the Phase being purchased, as described in
Section 2.2., the City shall execute and deliver the following to Seller at each
Closing:

         (a) The Easement Agreement for the Phase being purchased.

         (b) A statement which reflects the settlements and prorations provided for in Section 9.

         (c) Such other documents that may be necessary to carry out the purposes of this Agreement.

     8.3 Seller's Obligations at Closing. Seller shall execute and deliver the following to the City at Closing:

         (a) The Easement Agreement for the Phase being sold.

         (b) A statement which reflects the settlements and prorations provided for in Section 9.

         (c) Such other documents that may be necessary to carry out the purposes of this Agreement.

     SECTION 9. SETTLEMENT AND PRORATIONS. The following items shall be prorated or settled between Purchaser and Seller at Closing:

     9.1 Taxes and Assessments. Real property taxes and assessments for the Seller's Property for the year of Closing and subsequent years shall be paid by Seller.

     9.2 Miscellaneous Closing Costs. The City shall pay the costs associated with providing the City with the title insurance policy described in Section
3.2. All real estate recording and documentary fees payable in connection with the purchase and sale of the New Easements shall be paid by the City. Any fee for closing services which is charged by the Title Company shall be paid by the City. Except as otherwise expressly provided in this Agreement, the City and Seller shall pay their own fees and expenses incurred in the preparation, execution and performance of their respective obligations under this Agreement.

     SECTION 10. INSTALLATION OF DRAINAGE IMPROVEMENTS. The parties have each had the opportunity to review the "Master Development Drainage Plan for Creekside Center and Future Apartment Complex" dated July, 2000, Revised August, 2000, Revised September, 2000, Project No. 00019, prepared by Obering Wurth &

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Associates (the "Drainage Plan"). The parties agree that Seller shall be responsible for constructing and paying for any required improvements to the East side of the Sand Creek Drainage Channel that are described in the Drainage Report, and that the City shall be responsible for constructing and paying for any required improvements to the West side of the Sand Creek Drainage Channel. The timing of the City's installation of the required improvements to the West side of the Sand Creek Drainage Channel shall be as set forth in the September 12, 2000, letter from Richard Dressel to David Lethbridge, a copy of which is attached hereto as Exhibit F.


     SECTION 11. DEFAULT AND REMEDIES. In the event of default by any of the parties to this Agreement, Seller and the City agree as follows:

     11.1 Default by the City. If City shall default in the performance of its obligations hereunder, Seller shall have the right to enforce this Agreement through an action for specific performance or damages, or both.

     11.2 Default by Seller. If Seller shall default in the performance of its obligations hereunder, the City shall have the right to enforce this Agreement through an action for specific performance or damages, or both.

         SECTION 12. BROKERS. Seller represents and warrants to the City that, no broker or finder has been engaged by Seller in connection with any of the transactions contemplated by this Agreement. Seller further represents and warrants that no person or entity, now claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Seller because of such transactions. The City represents and warrants to Seller that no broker or finder has been engaged by either of them in connection with any of the transactions contemplated by this Agreement. The City further represents that no person or entity claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with either of them because of such transactions.

     SECTION 13. MISCELLANEOUS.

     13.1 Notices. All notices required or permitted under this Agreement shall be given by nationally recognized overnight courier, for "next day" delivery, with all delivery costs paid, or by hand delivery, directed as follows:

          If intended for Seller, to:

                   Bishop Powers, Ltd.
                   716 College View Drive
                   Riverton, WY 82501
                   Attn:  Robert E. Thrailkill

          If intended for the City, to:

                   Director, Water Resources Department
                   Colorado Springs Utilities
                   30 South Nevada, Suite 603
                   Colorado Springs, CO 80903

          with a copy to:

                   Colorado Springs Utilities
                   General Counsel's Office
                   30 South Nevada, Suite 603
                   Colorado Springs, CO  80903

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          with a copy in each case to:

                   Flynn McKenna Wright & Karsh, llc
                   Plaza of the Rockies, Suite 202
                   111 South Tejon
                   Colorado Springs, Co 80903
                   Attn:  R. Tim McKenna

Any notice delivered by overnight carrier in accordance with this paragraph shall be deemed to have been duly given when delivered. Any notice which is hand delivered shall be effective upon receipt by the party to whom it is addressed. Either party, by notice given as above, may change the address to which future notices should be sent.

     13.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

     13.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between Seller and Purchaser, and may not be modified in any manner except by an instrument in writing signed by both parties.

     13.4 Headings. The section and subsection headings contained in this Agreement are inserted only for convenient reference and do not define, limit or proscribe the scope of this Agreement or any exhibit attached hereto.

     13.5 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

     13.6 Unenforceable Provisions. If any provision of this Agreement, or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall continue to be valid and enforceable to the fullest extent permitted by law.

     13.7 Time of the Essence. Time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Agreement, and the failure to timely perform any of the terms, conditions, obligations or provisions hereunder by either party shall constitute a breach of and a default under this Agreement by the party so failing to perform. In calculating any period of time provided for in this Agreement, the number of days allowed shall refer to calendar and not business days. If any day scheduled for performance of any obligation hereunder shall occur on a weekend or holiday, the time period allowed and day for performance shall be continued to the next business day.

     13.8 Waivers. No waiver by either party of any provision hereof shall be effective unless in writing or shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by either party of the same or any other provision.

     13.9 Governing Law; Construction of Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Seller and Purchaser and their respective counsel have reviewed, revised and approved this Agreement.

     13.10 Recording. This Agreement shall not be recorded by either party hereto. A Memorandum of Agreement, in a form identical to the one attached hereto as Exhibit G, shall be recorded in the records of the Clerk and Recorder of El Paso County, Colorado. City agrees to execute and deliver to Seller a Release of Memorandum which shall be held in an escrow at Security Title Guaranty Co., until the earlier to occur of the following events: (i) such time as the Phase 2 Closing contemplated by the Agreement occurs, in which event the Release of Memorandum shall be returned to the City at the Phase 2 Closing; or,

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(ii) this Agreement terminates prior to the Phase 2 Closing, or the City fails to close at the Phase 2 Closing pursuant to the Agreement, in which events the Release of Memorandum shall be delivered to Seller and Seller may thereafter record the Release of Memorandum in the records of the Clerk and Recorder of El Paso County, Colorado.

     13.11 Old Easement. The City agrees that Seller shall have the right to make full use of the property (the "Old Easement Property") that is subject to the Old Easements, including, without limitation, the right, in, across and longitudinally along the Old Easement Property, to lay, construct, maintain, operate, alter, repair, patrol, remove, change the size of and replace, at any time or from time to time, (a) one or more additional public or private utilities improvements and appurtenances thereto; (b) private or public roadways, streets, walking or bicycle pathways, and motor vehicle parking, and
(c) landscaping improvements. Seller shall not perform or permit by other persons or entities construction of the work within the Old Easement Property without thirty (30) days prior written notice to the City. At Seller's request, the City shall execute and deliver to Seller a document in recordable form confirming the foregoing rights with respect to the Old Easement Property.

     13.12 Survival of Provisions. To the extent applicable, all of the representations, covenants,

              [the remainder of this page intentionally left blank]

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indemnifications and agreements contained in this Agreement, shall survive
Closing.

     13.13 Telecopy Signatures. A signature of a party on this Agreement provided by telecopy shall have the same effect as an original signature.

This Agreement for Conveyance of Easement has been executed as of the date first written above.



                      SELLER:

                              Bishop Powers, Ltd.,a Colorado limited partnership
                              By:  Bishop Capital Corporation, a Wyoming
                                   corporation, its General Partner


                                    By:  /s/  Robert E. Thrailkill
                                       -------------------------------------
                                              Robert E. Thrailkill
                                              President

                      CITY:


                              City of Colorado Springs, on behalf of its enterprise, Colorado Springs Utilities


                                    By:  /s/  Gary M. Bostrom
                                       -------------------------------------
                                              Gary M. Bostrom
                                              ISD Manager


APPROVED AS TO FORM:
By:  /s/  Jane Fredman
   -------------------------------
          Jane Fredman
          UTILITIES GENERAL COUNSEL

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                                    EXHIBIT A
                                       to
                      Agreement for Conveyance of Easement


                     Legal Description of Seller's Property

North Tract:




South Tract:

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


                                    EXHIBIT B
                                       to
                      Agreement for Conveyance of Easement


                         Legal Description Old Easement


North Tract:

          Those easements recorded in Book 3196 at Page 719 (A portion quitclaimed in Book 3242 at Page 972), Book 5356 at Page 5, and in Book 5039 at Page 451, all in the records of the Clerk and Recorder of El Paso County, Colorado.


South Tract:

          The easement recorded in Book 3196 at Page 719 in the records of the Clerk and Recorder of El Paso County, Colorado.

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                                    EXHIBIT C
                                       to
                      Agreement for Conveyance of Easement


                            Easement Agreement No. 1

                                    EXHIBIT D
                                       to
                      Agreement for Conveyance of Easement


                            Easement Agreement No. 2

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                                    EXHIBIT E
                                       to
                      Agreement for Conveyance of Easement


                                   Park Parcel

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


                                    EXHIBIT F
                                       to
                      Agreement for Conveyance of Easement


                        Letter from Dressel to Lethbridge

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


                                    EXHIBIT G
                                       to
                      Agreement for Conveyance of Easement


                             MEMORANDUM OF AGREEMENT

     This Memorandum of Agreement is entered into as of September 29, 2000, by and between Bishop Powers, Ltd., a Colorado limited partnership ("Seller"), the City of Colorado Springs, a Home Rule City and Municipal Corporation on behalf of its enterprise, Colorado Springs Utilities (collectively, the "City").

Seller and the City entered into an "Agreement for Conveyance of Easement" (the "Agreement") dated September 29, 2000. The Agreement sets forth the terms and conditions upon which the Seller has agreed to grant to the City construction and permanent easements for certain utility purposes with respect to the property described on Exhibit 1 attached hereto (the "Property"). The purchase price for the easements is $117,200.50. This Memorandum is being recorded in the real property records of El Paso County, Colorado to provide record notice to all parties of the existence of the Agreement and its affect with respect to the Property. The Agreement should be considered to be in full force and effect unless a release of memorandum, referring to this Memorandum and signed by the City and the Seller, is recorded in the real property records of El Paso County, Colorado. Notwithstanding the above, the closing for the conveyance by the Seller to the City of the easements on the Property is to take place, by the terms of the Agreement, no later than January 31, 2001.


                           SELLER:

                                    Bishop Powers, Ltd.,a Colorado limited
                                    partnership
                                    By:  Bishop Capital Corporation, a Wyoming
                                         corporation, its General Partner


                                    By:  /s/  Robert E. Thrailkill
                                       ----------------------------------------
                                              Robert E. Thrailkill
                                              President

                           CITY:


                                    City of Colorado Springs, on behalf of its enterprise, Colorado Springs Utilities


                                    By:  /s/  Gary Bostrom
                                       ----------------------------------------
                                              Gary Bostrom
                                              ISD Manager

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


STATE OF WYOMING            )
                            )  ss.
COUNTY OF FREMONT           )

     The foregoing instrument was acknowledged before me this 29 day of September, 2000, by Robert E. Thrailkill, who is the President of Bishop Capital Corporation, a Wyoming corporation, the General Partner of Bishop Powers, Ltd., a Colorado limited partnership.


                  Witness my hand and official seal.
                  My commission expires: 03-02-03.


                                                 By:  /s/  Sherry L. Moore
                                                    ---------------------------
                                                           Sherry L. Moore
                                                           Notary Public

STATE OF COLORADO           )
                            )  ss.
COUNTY OF EL PASO           )

     The foregoing instrument was acknowledged before me this 29 day of September, 2000, by Gary M. Bostrom as ISD Manager of the City of Colorado Springs, on behalf of its enterprise, Colorado Springs Utilities.

                  Witness my hand and official seal.
                  My commission expires:  5-22-2004.


                                                 By:  /s/  Linda Collum
                                                    ---------------------------
                                                           Linda Collum
                                                           Notary Public

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                                    Exhibit 1


                          Legal Description of Property
                          -----------------------------

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